UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 8, 2014, the Board approved amendments to Sections 9(b)(iii) and 13(c) of the Company’s Amended and Restated Bylaws, effective as of that date. Section 9(b)(iii) was modified to make clear that a stockholder’s notice must include information regarding compensation that a nominee receives from third parties in connection with their candidacy or service or action as a director of the Company. Section 13 of the Bylaws generally governs the written representation required to be made by a nominee for election or reelection as a director of CST in advance of their nomination. The amendment supplements Section 13(c) of the Bylaws by requiring that such representation include an agreement to the effect that, except as disclosed in writing to the Company in advance of the nomination, such nominee has not received and will not receive any compensation, reimbursement or indemnification from any person or entity other than CST in connection with the nominee’s candidacy for or service as a director of CST. This provision does not prevent a nominee from receiving compensation, reimbursement or indemnification, it just requires that the Company receive notice of such compensation in connection with their nomination.
The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the bylaw amendment included in the composite Bylaws attached to this Current Report as Exhibit 3.1.
Item 9.01     Exhibit.
(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Cynthia P. Hill
By:	Cynthia P. Hill
Title:	General Counsel and Corporate Secretary

Dated: April 14, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws